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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in: (1) the Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan of Gaylord Entertainment Company; (2) the Registration Statement (Form S-8 No. 333-37053) pertaining to the 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (3) the Registration Statement (Form S-8 No. 333-79223) pertaining to the Employee Stock Purchase Plan of Gaylord Entertainment Company; (4) the Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (5) the Registration Statement (Form S-8 No. 333-40676) pertaining to the 1997 Omnibus Stock Option and Incentive Plan of Gaylord Entertainment Company; (6) the Registration Statement (Form S-8 No. 333-110636) pertaining to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan of Gaylord Entertainment Company; (7) the Registration Statement (Form S-8 No. 333-118011) pertaining to the ResortQuest Savings & Retirement Plan of Gaylord Entertainment Company; and
(8) the Registration Statement (Form S-3 No. 333-111813) of Gaylord Entertainment Company, of our report dated November 15, 2004 with respect to the consolidated financial statements of Gaylord Entertainment Company, included in this Current Report (Form 8-K) filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP


Nashville, Tennessee
November 15, 2004